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                                                             EXHIBIT 23(C)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-4, Amendment No. 2 (File No. 333-39011), of our report dated February 5, 1997, on our audits of the consolidated financial statements and financial statements schedules of Western National Corporation as of December 31, 1996 and 1995, and for the each of the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K of Western National Corporation for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas

January 15, 1998